UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 21, 2016 (October 19, 2016)

ATLANTIC ALLIANCE PARTNERSHIP CORP.

(Exact name of registrant as specified in its charter)

British Virgin Islands	001-37360	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

590 Madison Avenue

New York, New York 10022
(Address of principal executive offices, including Zip Code)

(212) 409-2434

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

As of October 19, 2016, Atlantic Alliance Partnership Corp. (the “Company”) received advances in the aggregate amount of $2,332,000 from certain of the directors of the Company in order to pay fees owed in connection with the withdrawn offer of the Company to acquire TLA Worldwide plc, a public limited company registered in England and Wales, in September 2016. All such advances are non-interest bearing, unsecured and will only be repaid upon the completion of a business combination. Such advances are in addition to an aggregate of $520,000 previously advanced (including $500,000 as of June 30, 2016).

It is anticipated that all such advances will be converted into ordinary shares, no par value, of the Company, up to $1,000,000 of such advances at $10.00 per share and the remaining advances at $10.50 per share, following the Company’s shareholder meeting on November 1, 2016. Funds in the Company’s trust account will not be used to repay any of the advances.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 21, 2016	ATLANTIC ALLIANCE PARTNERSHIP CORP.

	By:	/s/ Jonathan Mitchell
Name: Jonathan Mitchell
Title: Chief Financial Officer

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